Exhibit 99.1

Press Release

Contacts

Industry Information	Investor Relations
Jayson Schkloven	Alan Roden
(703) 390-1529	(631) 962-9304
schkloven@merrittgrp.com	alan.roden@verint.com

Verint Completes Acquisition of Witness Systems,

Extends Actionable Intelligence Vision and Becomes a

Market Leader in Workforce and Enterprise Optimization

Combined Company Will Deliver the Industry’s Broadest Portfolio of Solutions to Optimize

Performance of Contact Center, Back Office and Branch Operations

MELVILLE, NY, May 29, 2007 — Verint Systems Inc., a leading provider of analytic software-based solutions for security and workforce-enterprise optimization, today announced the close of its acquisition of Witness Systems. The combination of Verint and Witness Systems creates a leading global provider of workforce and enterprise optimization solutions, providing organizations with powerful new visibility into the effectiveness of the enterprise customer service value chain.

“More than ever before, today’s enterprises are seeking to enhance their service processes to maximize the value of customer relationships. These organizations need actionable intelligence that enables them to truly understand what is happening across their front- and back-office, to make faster, smarter decisions, enhance service delivery and optimize performance enterprise-wide,” said Dan Bodner, President and CEO of Verint Systems Inc. “The industry-defining combination of Verint and Witness creates the market’s broadest portfolio of powerful solutions that optimize workforce, contact center and enterprise performance to deliver a compelling customer service advantage and creates a single global provider for an enterprise’s complete workforce performance needs.”

Says Tom Pringle from industry analyst firm, Datamonitor, “With the market share combination of Verint and Witness, we expect Verint to be a leading force in the workforce optimization market, delivering an integrated suite of solutions for the customer-centric enterprise.”

Verint’s broad portfolio helps companies uncover business trends, discover the root cause of employee and customer behavior, and power the right decisions to ensure service excellence and achieve continuous performance improvement across every aspect of customer operations. This expanded portfolio will provide new opportunities for Verint’s global channel partners, including BT Global Services. Says Ruth Rowan, head of CRM Propositions and Marketing, BT Global Services, “As both Verint and Witness have been

VERINT COMPLETES ACQUISITION OF WITNESS SYSTEMS

May 29, 2007

valued partners over the last several years, we are excited about this combination and the enhanced capabilities it will deliver for our joint customers.”

According to Verint customer, Doug Pontious, Chief Information Officer from StarTek, a leading outsourcer, “At StarTek, it’s our goal to optimize every customer contact to create a compelling, branded service experience. We need solutions that help us to ensure service excellence and achieve continuous performance improvement across every aspect of our customer operations.” Concludes Pontious, “We are excited about the Verint-Witness combination and the opportunity that these customer-centric solutions will deliver to companies like StarTek.”

Witness customers anticipate strong benefits from the business combination as well. Adds Witness Systems customer Brynn Palmer, director of the customer experience for leading broadband communications provider Charter Communications, “The customer experience tops our list of priorities. Charter places a premium on implementing programs and technologies that enable us to perform at optimum levels. Over the years, Witness Systems has been a strong partner and its technology a foundation in supporting uptake of our solutions, as well as the delivery of consistent, quality services across our widespread operations. The combination of Verint and Witness – with its focus on the customer-centric enterprise – is one that’s both appealing and aligned with how we approach the customer experience.”

This strong market response is based on the powerful benefits that the strategic Verint-Witness combination delivers to the market:

•	A global market share leader—with superior scale, deep resources and demonstrated execution capabilities, making Verint the reliable partner of choice for today’s leading enterprises.

•

The broadest portfolio of solutions—to enhance the performance of every touch point along the customer service value chain, including quality monitoring, IP recording, multimedia interaction capture, speech and data analytics, performance management, contact center and enterprise workforce management, eLearning, customer feedback management, and a full range of strategic professional and consulting services – all from one vendor.

•

World-class sales, service and channel partner organizations—providing global support for thousands of customers, deep investment in customer service infrastructure and faster time to market for new innovative solutions.

•

Innovative technology—combining leadership in speech and data analytics with the industry’s most innovative WFO framework and deepest IP expertise. Offering both an integrated or best-of-breed approach provides unmatched investment protection for today and tomorrow.

•	A vision that extends beyond the contact center—providing new visibility into customer service processes and actionable business

VERINT COMPLETES ACQUISITION OF WITNESS SYSTEMS

May 29, 2007

insights about the impact of inter-departmental and back office functions on customer service and satisfaction.

Concluded Verint’s Dan Bodner, “We are pleased to complete this highly strategic transaction, which creates new scale for Verint, and helps us more effectively meet the demands of our global security and enterprise customer base.” Said Bodner, “We have formed a new strategic business division, Verint Witness Actionable Solutions, with a unified global management team that has worked together to build a strong execution plan. The integrated team is excited to begin delivering today on our new vision for the customer-centric enterprise.”

Transaction Details

Verint paid $27.50 per share or approximately $950 million for Witness on a fully diluted basis, net of cash acquired. In connection with the transaction, Verint entered into a $650 million 7-year term loan facility (“Term Loan”) and obtained a $293 million preferred stock investment (“Preferred Investment”) from Comverse Technology, Inc (CMVT.PK), the majority stockholder of Verint. The acquisition and related expenses were funded by the proceeds of the Term Loan, Preferred Investment and Verint’s and Witness’ available cash.

Lehman Brothers Inc. acted as Verint Systems’ financial advisor and provided a fairness opinion on the transaction to the Verint Board of Directors. Lehman Brothers also advised Verint with respect to the Preferred Investment. Morgan Keegan & Company provided a fairness opinion to Verint’s Audit Committee with respect to the Preferred Investment. An affiliate of Lehman Brothers Inc., Deutsche Bank and Credit Suisse acted as underwriters for the debt financing. Jones Day acted as legal advisor to Verint. Goldman, Sachs & Co. acted as financial advisor to Witness Systems and provided a fairness opinion on the transaction to the Board of Directors of Witness Systems. WilmerHale acted as legal advisor to Witness Systems.

About Verint Systems Inc.

Verint Systems Inc. (VRNT.PK), headquartered in Melville, New York, is a leading provider of analytic software-based solutions for security and workforce-enterprise optimization. Verint software, which is used by over 5,000 organizations in over 60 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Visit us at our website www.verint.com.

Cautionary Note Regarding Forward-looking Statements: Certain statements and information in this release that involve expectations, plans, intentions or strategies regarding the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are often identified by words such as “will”, “anticipates”, “expects”, “intends”, “plans”, “believes”, “estimates” and similar expressions and statements about present trends and conditions that may extend into the future. These statements are not facts and are based upon information available to the Company as of the date of this release. The Company assumes no obligation to revise or update any such forward-looking statement except as otherwise required by law. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include the impact on Verint’s financial results of the Comverse Special Committee’s review of matters relating to grants of Comverse stock options and other non-options related accounting matters; the impact on Verint’s financial results, if any, arising from Verint’s voluntary internal review of certain accounting matters; the impact of governmental inquiries arising out of or related to option grants and practices and/or other accounting areas under investigation by Comverse and Verint and the risk of regulatory action or private litigation relating to the same; the effect of

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Verint’s failure to timely file all required reports under the Securities Exchange Act of 1934; Verint’s ability to have its common stock relisted on The NASDAQ Global Market; risk that Verint’s recent merger with Witness Systems disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the expected benefits of the merger; the impact of the substantial indebtedness incurred to finance the consummation of the merger; risk of litigation or regulatory inquiries or actions inherited in connection with the merger; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Verint’s other acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint’s markets, which creates pricing pressure; managing our expansion in the Asia Pacific region; risks that Verint’s intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint’s products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint’s effective tax rate; risk that Verint improperly handles sensitive or confidential information or risk of misperception of such mishandling; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint’s infrastructure to support growth; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission, including our Current Report on Form 8-K filed March 22, 2007. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, DEMOS, DEMOS SOLUTIONS,STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.